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                                                                   EXHIBIT 10.01

         This RESIGNATION AGREEMENT (this "Agreement") is made effective as of the 31st day of March, 1998 (the "Effective Date") by and between Life Re Corporation, a Delaware corporation having its principal executive offices at 969 High Ridge Road, Stamford, Connecticut (hereinafter referred to, collectively with its subsidiaries, as the "Company") and Samuel V. Filoromo (referred to as the "Executive").

                               W I T N E S S E T H

         WHEREAS, the Executive and the Company entered into an Employment Agreement, effective as of June 1, 1996 (the "Employment Agreement"); and

         WHEREAS, the Executive wishes to terminate his employment with the Company, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, the Company and the Executive hereby agree as follows:

1. DEFINITIONS. Unless defined in this Agreement, terms that are capitalized will have the meanings set forth in the Employment Agreement.

2. TERMINATION OF EMPLOYMENT.

         (A) The Executive hereby voluntarily resigns from and terminates his employment with the Company, effective as of March 31, 1998 (the "Termination Date").

         (B) Effective as of the Termination Date, the Executive hereby resigns from all offices and directorships of the Company and its subsidiaries he holds as of such date.

         (C) The Executive and the Company agree that SECTION 9(A) of the Employment Agreement shall be amended in its entirety to read as follows:

                           "(a) If the Company terminates the Executive's
                  employment with the Company during the term of this Agreement for Disability or any reason other than for Cause or subsequent to a Change in Control, or if the Executive terminates his employment with the Company during the term of this Agreement for Good Reason pursuant to paragraph 8(c) above, the Company will pay or provide the Executive, as severance pay or liquidated damages or both:

                                    (i) Base Salary through the Date of
                           Termination at the rate in effect at the time Notice of Termination is given, together with any other amounts payable to the Executive under paragraph 6 above for periods prior to the Date of Termination;

                                    (ii) a lump sum payment, on the eighth
                           business day after the
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                           Date of Termination, equal to the sum of (A) the Base
                           Salary at the rate in effect as of the Date of Termination from the Date of Termination through February 28, 1999, and (B) $76,200;

                                    (iii) employee benefits and service credit
                           for employee benefits and employee benefit accruals which the Executive would have received under paragraph 6(f) above if the Executive's employment had continued under this Agreement until the later of
                           (i) one year from the Date of Termination or (ii) the date for the termination of this Agreement provided in paragraph 3 above;

                                    (iv) all options held by the Executive
                           become immediately vested and the Executive has the right to exercise the options at any time from the Date of Termination until the expiration of such options as provided in the individual option agreements; and

                                    (v) any amounts payable under paragraph 20
                           below."

         (D) The Company agrees that in consideration for the resignation of the Executive, the Company will pay or provide to the Executive the items provided by SECTION 9(a) of the Employment Agreement, as modified by this Agreement, as if the Executive's employment was terminated by the Company other than for Cause. The Executive and the Company agree that for purposes of determining amounts payable the "Date of Termination" shall be March 31, 1998. The Executive and the Company agree to waive the requirement for a Notice of Termination as provided in the Employment Agreement.

         (E) The Executive and the Company agree that no other provision of the Employment Agreement is modified by this Agreement, except as specifically set forth in this Agreement. All other protections, indemnifications and rights provided in the Employment Agreement for the Executive, other than the rights related to continued employment, continue in full force and effect.

         (F) The Executive understands and agrees that the payments and benefits enumerated in this Agreement and the Employment Agreement (as modified by this Agreement and including payments provided therein for employee benefit plans) are all that he is or will be entitled to receive from the Company in connection with his termination of employment, and to the extent that he, or anyone claiming through him, is or may by entitled to additional payments or benefits with respect to such termination pursuant to the Employment Agreement, any stock option agreement, any Company severance pay plan, or any other agreement, plan or arrangement with or of the Company, such agreement, plan or arrangement is hereby modified to limit the payment or benefits thereunder to those contemplated by this Agreement.

         (G) The Executive and the Company agree that the Indemnification Agreement
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between the Executive and the Company, dated August 4, 1992 (the
"Indemnification Agreement"), regarding tax indemnification for the Executive's purchase of restricted stock, shall remain in force until April 16, 2002, subject to extensions of the statute of limitations for the Executive's 1998 federal income tax return.

3.       RELEASE.

         (A) In connection with this Agreement, and in consideration for the promises of the Company, the Executive agrees to provide a release of all claims the Executive or anyone claiming through him has or may have against the Company, in a form acceptable to the parties.

         (B) In connection with this Agreement, and in consideration for the promises of the Executive, the Company, on its behalf and on behalf of its successors, hereby releases and forever discharges the Executive from any and all actions, or causes of action, suits, debts, claims, complaints, contracts, controversies, agreements, promises, damages and demands of any nature whatsoever, at law or in equity, that the Company ever had, now has, or may have as of the date of this Agreement, other than claims with respect to acts by the Executive of willful misconduct which acts (i) are unknown to the Company as of the date of this Agreement and (ii) have had or are likely to result in substantial economic damage to the Company.

         (C) The Company promises never to file a lawsuit or administrative complaint asserting any claims that are released in SECTION 3(B) of this Agreement.

4.       NON-DISPARAGEMENT.

         (A) The Executive agrees not to disparage the Company, its employees, directors, stockholders, or officers, so as to affect adversely their business or reputation.

         (B) The Company agrees that the senior executive officers of Life Re Corporation will not disparage the Executive so as to affect adversely the Executive's business or reputation.

5.       MISCELLANEOUS.

         (A) The Executive is responsible for any tax liability associated with payments provided under this Agreement. The Company has the right to withhold taxes from such payments to the extent required by law.

         (B) This Agreement, the Employment Agreement, the Indemnification Agreement, and various stock options agreements constitute the entire agreement between the Executive and the Company. The Company has made no promises to the Executive other than those in this Agreement. This Agreement may not be amended or terminated except
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by a writing signed by the parties hereto.

         (C) This Agreement may not be assigned by either party without the prior written consent of the other party, except that no consent is necessary for the Company to assign this Agreement to a corporation succeeding to substantially all the assets or business of the Company whether by merger, consolidation, acquisition or otherwise. This Agreement shall be binding upon the Executive, his heirs and permitted assigns and the Company, its successors and permitted assigns.

         (D) This Agreement shall be governed by the laws of the State of Connecticut.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth below.

                                      THE COMPANY:

                                      LIFE RE CORPORATION


                                      By: /s/ Rodney A. Hawes, Jr.
                                          --------------------------------------
                                            Rodney A. Hawes, Jr.
                                            Chairman and Chief Executive Officer

                                      Dated: March 30, 1998


                                      THE EXECUTIVE:


                                      /s/ Samuel V. Filoromo
                                      ------------------------------------------
                                      Samuel V. Filoromo

                                      Dated: March 30, 1998




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                               RELEASE AND WAIVER


         This Release and Waiver (the "Release") is made as of the 31st day of March, 1998 by and between Samuel V. Filoromo (the "Executive") and Life Re Corporation (collectively with its subsidiaries, the "Company").

         WHEREAS, the parties set forth their mutual understanding concerning the termination of the Executive's employment with the Company in the Resignation Agreement (the "Agreement"), which is hereby incorporated herein; and

         WHEREAS, the certain promises in the Agreement constitute consideration for execution of this Release by the Executive; and

         WHEREAS, in the Agreement the Executive agreed to execute this Release.

         NOW THEREFORE, the parties agree to be bound by the following terms:

         1. CONSIDERATION. As consideration for the Executive signing this Release, the Company will make the payments and provide the benefits to the Executive that are described in the Agreement. The parties agree that the payments and benefits enumerated in the Agreement that constitute consideration for the Executive signing this Release are in excess of any payments or benefits to which the Executive may otherwise be entitled.

         2. RELEASE. The Executive, on behalf of himself and his heirs, legal representatives, estates and successors in interest, hereby releases and forever discharges the Company from any and all actions, or causes of action, suits, debts, claims, complaints, contracts, controversies, agreements, promises, damages and demands of any nature whatsoever, at law or in equity, that the Executive ever had, now has, or may have as of the date of this Agreement, including without limitation any claims alleging (i) wrongful discharge, (ii) discrimination based on race, sex, color, religious creed, marital status, national origin, ancestry, present or past history of mental disability or physical disorder, sexual orientation, or age (including rights and claims under the Age Discrimination in Employment Act), or (iii) breach of any express or implied contract, or violation of any local, state, or federal law, regulation or ordinance having any bearing whatsoever on the terms and conditions of the Executive's employment with the Company.

         3. NO FUTURE LAWSUITS, COMPLAINTS OR CLAIMS. The Executive promises never to file a lawsuit or administrative complaint asserting any claims that are released in SECTION 2 of this Release.

         4. NONRELEASE OF FUTURE CLAIMS. This Release does not waive or release any rights or claims that the Executive may have under the Age Discrimination in Employment Act which arise after the effective date of this Release.



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         5. PERIOD FOR REVIEW AND CONSIDERATION OF RELEASE. The Executive
confirms that he has twenty-one (21) days to review and consider this release before signing it. The Executive understands that he may use as much or as little of this period as he wishes prior to signing.

         6. ENCOURAGEMENT TO CONSULT WITH AN ATTORNEY. The Executive is encouraged, at his own expense, to consult with an attorney before signing this Release.

         7. EXECUTIVE'S RIGHT TO REVOKE RELEASE. The Executive may revoke this release within seven (7) business days of the date of the Executive's signature. revocation can be made by delivering a written notice of the revocation to the Chief Executive Officer of the Company. For this revocation to be effective, written notice must be received no later than the close of business on the seventh (7th) business day after the Executive signs this Release. If the Executive revokes this Release, it shall not be effective or enforceable and the Executive will not receive the payment and/or benefits described in the Agreement.

         8. SEVERABILITY. The parties agree that the provisions of this Release are severable and divisible. In the event any portion of this Release is determined to be illegal or unenforceable, the remaining provisions of this release shall remain in full force and effect.

         9. REMEDIES. In addition to other rights the Company may have, should the Executive breach any of the terms of this release, including specifically, but not limited to, the representations and promises contained in SECTION 2, the Company will have the right to cease any and all payments under the Agreement. Such action will have no effect on the Release contained herein.

         10. EFFECTIVE DATE OF RELEASE. The effective date of this release shall be seven (7) business days from the date on which this Release is signed and dated by the Executive.

         11. OTHER BENEFITS. Anything herein to the contrary notwithstanding, this Release shall not affect the Executive's rights under (i) the Resignation Agreement, including the right to enforce that agreement, (ii) the Employment Agreement, as amended, dated as of June 1, 1996 between the Company and the Executive, or (iii) any vested rights under the Company's pension or employee benefit plans.






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THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS RELEASE,
UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT.


         IN WITNESS WHEREOF, the parties hereto have executed this Release as of the date set forth below.

                                      THE COMPANY:

                                      LIFE RE CORPORATION


                                      By: /s/ Rodney A. Hawes, Jr.
                                          --------------------------------------
                                            Rodney A. Hawes, Jr.
                                            Chairman and Chief Executive Officer

                                      Dated: March 30, 1998


                                      THE EXECUTIVE:


                                      /s/ Samuel V. Filoromo
                                      ------------------------------------------
                                      Samuel V. Filoromo

                                      Dated: March 30, 1998